Exhibit 10.28
GENBAND HOLDINGS COMPANY
Restricted Share Unit Award Grant Notice
GENBAND Holdings Company, a Cayman Islands exempted company (the “Company”), hereby grants to the individual set forth below (the “Participant”), an award of Restricted Share Units (“RSUs”). Each Restricted Share Unit represents the right to receive one (1) Class C Share of the Company (a “Class C Share”). This award of RSUs is subject to all of the terms and conditions set forth in this Grant Notice and in the Restricted Share Unit Award Agreement attached hereto as Appendix A (the Grant Notice and the Restricted Share Unit Agreement together, the “Agreement”), which is incorporated herein by reference. Reference is made to that certain Agreement and Plan of Merger, dated as of May 23, 2017 (the “Merger Agreement”), by and among the Company, Sonus Networks, Inc., Solstice Sapphire Investments, Inc. (“Solstice”), Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, GENBAND Inc., and GENBAND II, Inc.

Participant:
Grant Date:	(the “Grant Date”)
Total Number of RSUs:	Class C Share Amount (as defined below)
Solstice Share Amount	shares of Solstice (the “Solstice Share Amount”)
Vesting:	Each of the RSUs is vested and nonforfeitable on the Grant Date.
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of this Agreement. The Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement if he or she so chooses, and fully understands all provisions of this Agreement. This Grant Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

GENBAND HOLDINGS COMPANY HOLDER:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

APPENDIX A
TO RESTRICTED SHARE UNIT AWARD GRANT NOTICE
GENBAND HOLDINGS COMPANY
RESTRICTED SHARE UNIT AWARD AGREEMENT
1.Grant. Pursuant to this Agreement, in consideration of the Participant’s past and/or continued status as a service provider and for other good and valuable consideration, the Company hereby grants to the Participant an award of a number of RSUs equal to the Class C Share Amount (as defined below) as of the Grant Date, upon the terms and conditions set forth in this Agreement. Notwithstanding anything in this Agreement or any other agreement to the contrary, in the event that the Mergers are not consummated prior to December 31, 2017 or the Merger Agreement is terminated at any time, this Agreement shall be void ab initio.
2.RSUs. Each RSU represents the right to receive payment, in accordance with Section 4 below, of one (1) Class C Share.
3.Vesting. The RSUs shall be vested and nonforfeitable on the Grant Date.
4.Payment of RSUs.
(a)    The Class C Shares subject to the RSUs shall be issued to the Participant (or, in the event of the Participant’s death, to his or her estate) immediately prior to the Effective Time (as defined in the Merger Agreement). Subject to Sections 4(b) and 5, the total number of Class C shares issued to the Participant in respect of the RSUs shall be equal to the number necessary so that, immediately following the conversion of Class C Shares pursuant to the Mergers (as defined in the Merger Agreement), the Participant will hold a number of shares of Solstice in respect of such Class C Shares equal to the Solstice Share Amount (such number of Class C Shares, the “Class C Share Amount” and such shares of Solstice, the “Solstice Shares”). For the avoidance of doubt, (i) the foregoing calculation shall be conducted assuming all recipients of restricted stock units granted on the Grant Date pay applicable Withholding Taxes (as defined below) in cash or check and not by reduction in any Class C Shares issued thereunder, and (ii) the actual number of Solstice Shares the Participant receives may be reduced in accordance with Sections 4(b) and 5.
(b)    The Class C Shares issued hereunder shall be converted into Solstice Shares in accordance with the terms of the Merger Agreement based on the outstanding number of shares of common stock of Sonus Networks, Inc. immediately before the Mergers; provided that, notwithstanding anything to the contrary in that certain Amended and Restated Memorandum and Articles of Association of GENBAND Holdings Company, dated as of July 30, 2013, as amended from time to time (the “Charter”), the Merger Agreement, this Agreement or otherwise, unless otherwise determined by the Company, (i) the Participant shall not be entitled to receive any portion of the Promissory Note (as defined in the Merger Agreement) upon the consummation of the Mergers, (ii) the sole proceeds the Participant shall receive in the Mergers in respect of the Class C Shares issued hereunder will be the Solstice Shares and the number of the Solstice Shares shall not exceed the Solstice Share Amount (regardless of the treatment of Withholding Taxes with respect to the Participant or any other person receiving restricted share units or other actions or circumstances occurring prior to the Closing), and (iii) any portion of the Promissory Note that the Participant would receive under the Merger Agreement, but for this Section 4(b), shall be distributed pro rata to the other holders of Class C Shares in accordance with the terms of the Merger Agreement.
5.Withholding; Settlement. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, in such form of consideration as the Company may deem acceptable, an amount sufficient to satisfy all applicable federal, state, local and other income- and employment-related taxes (including the Participant’s employment tax obligations, if any) and social security contributions wherever in the world arising (collectively, “Withholding Taxes”) that are required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or settlement thereof. The Participant may elect to satisfy any such Withholding Taxes by payment in cash or check to the Company on or prior to the Effective Time. To the extent the Participant does not so timely elect and pay Withholding Taxes, any such Withholding Taxes shall, unless otherwise determined by the Company, be satisfied by reducing the number of Class C Shares issued to the Participant hereunder by a number of Class C Shares with a fair market value (as determined by the Company in its discretion) equal to the aggregate amount of any such Withholding Taxes based on the applicable statutory withholding rates in the Participant’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income (not to exceed the maximum statutory withholding rates). The Company shall not be obligated to deliver any new certificate representing the Class C Shares to the Participant or the Participant’s legal representative or enter such Class C Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Withholding Taxes applicable to the taxable income of the Participant arising in connection with the RSUs and/or settlement thereof.
6.Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Class C Shares that may become deliverable hereunder unless and until such Class C Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
7.Mergers; Further Assurances. The Participant acknowledges and agrees that (a) the Class C Shares granted hereunder will be subject to terms and conditions of the Merger Agreement, (b) he or she hereby votes for, consents to, and agrees to raise no objections to, the Mergers, (c) he or she shall be deemed to have granted Heritage PE (OEP) III, L.P. a proxy to vote the Participant’s Class C Shares in favor of the Mergers, if necessary, (d) he or she hereby waives any dissenter’s rights, appraisal rights or similar rights in connection with the Mergers, and (e) he or she shall take all actions reasonably requested by the Company in connection with or otherwise in furtherance of the consummation of the Mergers.
8.Transferability. The RSUs, and the rights and privileges conferred thereby, including without limitation the Class C Shares issuable in respect of the RSUs, shall not be transferred, assigned, pledged, hypothecated or otherwise encumbered in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or any similar process, unless and until the Class C Shares have been issued and all restrictions applicable to such Class C Shares have lapsed, and any attempt to transfer, assign, pledge, hypothecate or otherwise encumber or dispose of the RSUs or any right or privilege conferred thereby, and any attempted sale under any execution, attachment or similar process, shall immediately become null and void; provided, however, that this Section 8 shall not prevent transfers by will or the applicable laws of descent and distribution and this Section 8 shall not apply following the consummation of the Mergers.
9.Securities Law; Additional Conditions to Issuance of Shares. This Agreement shall be interpreted in a manner to comply with all applicable securities laws and, to the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. If the Company determines, in its discretion, that the listing, registration or qualification of the Class C Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of Class C Shares to the Participant (or his or her estate, as applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company.
10.Tax Consultation; Section 409A.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement and the Class C Shares granted thereunder. The Participant represents that the Participant has been provided the opportunity to consult with any tax advisor(s) that the Participant deems advisable in connection with the RSUs and the Class C Shares granted hereunder and that the Participant is not relying on the Company or any of its affiliates, agents or representatives for tax advice. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company or any of its affiliates, employees or agents.
11.Choice of Law; Forum. This Agreement and all claims and controversies hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of law provisions thereof or of any other jurisdiction. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to venue or to convenience of forum.
12.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
13.Class C Shares Subject to the Charter. By entering into this Agreement, the Participant agrees and acknowledges that (a) the Participant has received and read a copy of the Charter and (b) any Class C Shares received hereunder are subject to the Charter, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Charter, the applicable terms and provisions of the Charter will govern and prevail. The grant of the RSUs and any Class C Shares pursuant to this Agreement shall not restrict in any way the adoption of any amendment to the Charter in accordance with the terms of such agreement.
14.No Right to Continued Service. This Agreement shall not be construed as giving the Participant the right to be retained in the employ of, or in any other continuing relationship with, the Company or any of its Affiliates.
15.Interpretation; Amendment. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under the Agreement. This Agreement may be amended in any respect to the extent determined necessary or desirable by the Company in its sole discretion. Notwithstanding the foregoing, no such amendment shall materially and adversely impair the rights of the Participant hereunder without the Participant’s prior consent.
16.Entire Agreement; Assignment. This Agreement, together with the Charter, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior communications, representations and negotiations in respect thereto. The Company may assign any of its rights and obligations under this Agreement to single or multiple assignees. Subject to the limitations on the transferability of the RSUs contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

US-DOCS\99357870.1